Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Albatross Acquisition Corporation

We hereby consent to the incorporation by reference of our report dated July 31, 2026, relating to the financial statements of Albatross Acquisition Corporation as of and for the period ended June 30, 2026, included in the Registration Statement on Form S-1, and to any further amendments thereto.

We further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Rowland Heights, California

July 31, 2026